EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. 1350
In connection with the Quarterly Report of Sanderson Farms, Inc. (the “Company”) on Form 10-Q for the quarter ended July 31, 2008 (the “Report”), I, Joe F. Sanderson, Chairman and Chief Executive Officer of the Company, certify that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joe F. Sanderson, Jr. Joe F. Sanderson, Jr.
Chief Executive Officer
and Chairman of the Board
(Principal Executive Officer)
August 26, 2008

9